Exhibit 10.2



                                                                 EXECUTION COPY



                                 LOAN AGREEMENT



                                     BETWEEN



                         LEUCADIA NATIONAL CORPORATION,
                             A NEW YORK CORPORATION

                                   AS LENDER,



                              GOOBER DRILLING, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,

                                  AS BORROWER,



                                       AND



                          THE SUBSIDIARIES OF BORROWER
                       FROM TIME TO TIME SIGNATORY HERETO,

                                  AS GUARANTORS

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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1.       INTERPRETATION AND ACCOUNTING TERMS......................................................................1

         1.1      Defined Terms...................................................................................1

         1.2      Accounting Terms and Principles.................................................................1

         1.3      Interpretation: Certain Terms...................................................................1

         1.4      Interpretation: Certain References..............................................................2

2.       LOAN.....................................................................................................2

         2.1      Loan............................................................................................2

         2.2      Procedure for Borrowing.........................................................................3

         2.3      Term and Prepayments............................................................................3

                  2.3.1    Maturity Date..........................................................................3

                  2.3.2    Asset Sales and Casualty Events........................................................3

                  2.3.3    Equity and Debt Issuances..............................................................3

                  2.3.4    Excess Cash Flow.......................................................................4

                  2.3.5    Voluntary Prepayment...................................................................4

         2.4      Single Loan.....................................................................................4

         2.5      Interest........................................................................................4

                  2.5.1    Rate...................................................................................4

                  2.5.2    Computation............................................................................4

                  2.5.3    Payments...............................................................................4

                  2.5.4    Default Rate...........................................................................4

                  2.5.5    Non-Business Days......................................................................5

                  2.5.6    Maximum Lawful Rate....................................................................5

         2.6      Receipt of Payments.............................................................................5

         2.7      Application and Allocation of Payments..........................................................5

         2.8      Accounting......................................................................................5

3.       COLLATERAL SECURITY......................................................................................5

         3.1      Security Agreement..............................................................................5

         3.2      Joint and Several Unconditional, Continuing Guaranty Agreement.................................6

         3.3      Deposit Account Control Agreement...............................................................6

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                               PAGE

         3.4      Assignment of Key Man Life Insurance Policy.....................................................6

4.       REPRESENTATIONS AND WARRANTIES...........................................................................6

         4.1      Litigation......................................................................................6

         4.2      No Default......................................................................................6

         4.3      Ownership.......................................................................................6

         4.4      Financial Statements............................................................................6

         4.5      Compliance with Applicable Laws.................................................................6

         4.6      Contractual Defaults............................................................................6

         4.7      Full Disclosure.................................................................................7

         4.8      Outstanding Security Interests..................................................................7

         4.9      Use of Proceeds.................................................................................7

         4.10     Corporate Existence.............................................................................7

         4.11     Legal Authority to Conduct Business.............................................................7

         4.12     Locations; Corporate or Other Names, Etc........................................................7

         4.13     Execution and Enforceability....................................................................8

         4.14     Projections.....................................................................................8

         4.15     Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness......................8

         4.16     Material Adverse Change.........................................................................8

         4.17     Solvency........................................................................................8

         4.18     Taxes...........................................................................................8

         4.19     Labor Matters...................................................................................9

         4.20     ERISA...........................................................................................9

         4.21     Environmental Matters...........................................................................9

         4.22     Intellectual Property..........................................................................10

         4.23     Insurance......................................................................................10

         4.24     Deposit Accounts...............................................................................10

         4.25     Brokers........................................................................................10

         4.26     Anti-Terrorism and Anti-Money Laundering.......................................................10

         4.27     Affiliated Transactions........................................................................11

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                               PAGE

         4.28     Survival of Representations and Warranties.....................................................11

5.       CONDITIONS PRECEDENT....................................................................................11

         5.1      Conditions to Initial Advance..................................................................11

                  5.1.1    Closing Documents.....................................................................11

                  5.1.2    Notice of Borrowing...................................................................11

                  5.1.3    Insurance.............................................................................11

                  5.1.4    Recording of Security Documents.......................................................11

                  5.1.5    Execution Copies of Operator Contracts................................................11

                  5.1.6    Execution Copies of Employment Agreements.............................................12

                  5.1.7    Key Man Life Insurance Policy.........................................................12

                  5.1.8    Opinion of Borrower's Counsel.........................................................12

                  5.1.9    Officer's Certificate.................................................................12

                  5.1.10   Leases................................................................................12

                  5.1.11   Projections...........................................................................12

                  5.1.12   Release of Existing Debt..............................................................12

                  5.1.13   Release of F&M Bank Debt..............................................................12

         5.2      Conditions to Subsequent Advances..............................................................12

                  5.2.1    Notice of Borrowing...................................................................13

                  5.2.2    Additional Matters....................................................................13

                  5.2.3    Representations and Warranties; No Defaults...........................................13

6.       CONDITIONS AND RESTRICTIONS.............................................................................13

         6.1      Performance of Obligations.....................................................................13

         6.2      Affirmative Covenants:.........................................................................13

                  6.2.1    Books and Records.....................................................................13

                  6.2.2    Monthly Financial Statements; Monthly Compliance Schedules...........................13

                  6.2.3    Quarterly Financial Statements........................................................14

                  6.2.4    Annual Financial Statements...........................................................14

                  6.2.5    Section 404 of Sarbanes-Oxley Act of 2002 Compliance.................................14

                  6.2.6    Additional Reporting Requirements.....................................................14

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                               PAGE

                  6.2.7    Consent of Borrower's Accountants.....................................................14

                  6.2.8    Projections; Budgets; Operating Plan..................................................15

                  6.2.9    Notice of Litigation; Default.........................................................15

                  6.2.10   Lender Reporting Requirement..........................................................15

                  6.2.11   Maintenance of Properties.............................................................15

                  6.2.12   Tax Returns...........................................................................15

                  6.2.13   Operating Accounts....................................................................16

                  6.2.14   Maintenance of Existence..............................................................16

                  6.2.15   Maintenance of Insurance..............................................................16

                  6.2.16   Access to Books and Records...........................................................16

                  6.2.17   Environmental.........................................................................17

                  6.2.18   Intellectual Property.................................................................17

                  6.2.19   Further Assurances....................................................................17

                  6.2.20   Closing of Lockbox Account............................................................17

         6.3      Negative and Financial Covenants:..............................................................18

                  6.3.1    Asset Dispositions....................................................................18

                  6.3.2    Liens.................................................................................18

                  6.3.3    Indebtedness..........................................................................18

                  6.3.4    Ownership; Fundamental Changes........................................................18

                  6.3.5    Capital Expenditures..................................................................18

                  6.3.6    Maintenance Capital Expenditures......................................................18

                  6.3.7    Minimum EBITDA........................................................................18

                  6.3.8    Restricted Payments...................................................................19

                  6.3.9    Subsidiaries; Investments.............................................................19

                  6.3.10   Change in Nature of Business..........................................................20

                  6.3.11   Affiliated Transactions...............................................................20

                  6.3.12   Third Party Restrictions on Indebtedness, Liens, Investments or Restricted
                           Payments..............................................................................20

                  6.3.13   Modification of Certain Documents.....................................................20

                  6.3.14   Accounting Changes; Fiscal Year.......................................................20

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                               PAGE

                  6.3.15   Changes to Name, Locations, Etc.......................................................20

                  6.3.16   Margin Regulations....................................................................21

                  6.3.17   Compliance with ERISA.................................................................21

                  6.3.18   Hazardous Materials...................................................................21

         6.4      Required Deposits..............................................................................21

         6.5      Payment of Taxes...............................................................................21

7.       ADMINISTRATION OF LOAN..................................................................................22

8.       DEFAULT.................................................................................................22

         8.1      Non-Payment of Loan............................................................................22

         8.2      Other Non-Payment..............................................................................22

         8.3      Breach of Covenants............................................................................22

         8.4      Bankruptcy.....................................................................................22

         8.5      Representations................................................................................22

         8.6      Cross-Default..................................................................................22

         8.7      Litigation.....................................................................................23

         8.8      Judgments......................................................................................23

         8.9      Material Adverse Effect........................................................................23

         8.10     Invalidity, Etc................................................................................23

         8.11     Transfer of Stock..............................................................................23

         8.12     Other Events of Default........................................................................23

9.       REMEDIES................................................................................................23

         9.1      Acceleration of Loan...........................................................................23

         9.2      Selective Enforcement..........................................................................24

         9.3      Application of Proceeds........................................................................24

10.      MISCELLANEOUS...........................................................................................24

         10.1     Expenses.......................................................................................24

         10.2     Notices........................................................................................24

         10.3     Amendment and Waiver...........................................................................25

         10.4     Non-Waiver; Cumulative Remedies................................................................25

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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                                               PAGE

         10.5     Assignment.....................................................................................25

         10.6     Applicable Law; Venue..........................................................................26

         10.7     Descriptive Headings...........................................................................26

         10.8     Integrated Agreement...........................................................................26

         10.9     Time of Essence................................................................................26

         10.10    Binding Effect.................................................................................26

         10.11    Third Party Beneficiary........................................................................26

         10.12    Right to Defend................................................................................27

         10.13    Partial Invalidity.............................................................................27

         10.14    WAIVER OF JURY TRIAL...........................................................................27

         10.15    Indemnity......................................................................................27

         10.16    No Fiduciary Relationship......................................................................27

         10.17    No Marshaling; Reinstatement...................................................................28

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                                     ANNEX:
                                     ------

A        Defined Terms

                           EXHIBITS:
                           ---------

A        $80,000,000 Promissory Note
B        Security Agreement and Financing Statements
C        Guaranty Agreement
D        Deposit Account Control Agreement
E        Assignment of Key Man Life Insurance Policy
F        Form of Legal Opinion
G        Form of Officer's Certificate
H        Form of Compliance Certificate
I        Form of Monthly Compliance Schedule
J        Form of Financial Statements and Supporting Schedules

                          SCHEDULES:
                          ----------

4.12     Locations; Corporate or Other Names
4.15     Stock; Affiliates
4.19     Labor Matters
4.20     ERISA
4.21     Environmental Matters
4.22     Intellectual Property
4.23     Insurance
4.24     Deposit and Other Accounts
4.27     Affiliated Transactions
6.3.3    Outstanding Indebtedness
6.3.5    New Rigs Under Contract with Operators

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT") is made and entered into this 6th day of April, 2006, by and among GOOBER DRILLING, LLC, a Delaware limited liability company (hereinafter referred to as "BORROWER"), the Subsidiaries, if any, of Borrower from time to time signatory hereto (each a "GUARANTOR" and, collectively, "GUARANTORS"), and LEUCADIA NATIONAL CORPORATION, a New York corporation (hereinafter referred to as "LENDER").

                              W I T N E S S E T H :

         WHEREAS, Borrower desires to (i) fund new Rig (as defined below) equipment purchases and construction costs and (ii) repay the Bridge Loan (as defined below) and other Existing Debt (as defined below);

         WHEREAS, Borrower has requested that Lender make available a secured credit facility consisting of up to $80,000,000 of multiple advance term loans, the proceeds of which will be used to finance the items described in (i) and
(ii) above and for other purposes permitted under, and otherwise in accordance with and subject to the terms of, this Agreement; and

         WHEREAS, Lender is willing to make such facility available to Borrower upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. INTERPRETATION AND ACCOUNTING TERMS.

                1.1 DEFINED TERMS. Capitalized terms used herein shall have the meanings assigned to such terms in Annex A attached hereto and incorporated herein by reference.

                1.2 ACCOUNTING TERMS AND PRINCIPLES. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by Borrower shall be given effect if such change would affect a calculation that measures compliance with any provision of Section 6 unless Borrower and Lender agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.

                1.3 INTERPRETATION: CERTAIN TERMS. Except as set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term "property", which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property). The terms "herein", "hereof" and similar terms refer to this Agreement as a whole. In the computation of periods of time from a specified date to a later specified date in any Loan Document, the term "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including." In any other case, the term "including" when used in any Loan Document means "including without limitation." The term "documents" means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. The term "incur" means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms "incurrence" and "incurred" and similar derivatives shall have correlative meanings.

                1.4 INTERPRETATION: CERTAIN REFERENCES. Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Annex, Section, clause or paragraph refer to the appropriate Exhibit, Schedule or Annex to, or Section, clause or paragraph in, this Agreement and (ii) in any Loan Document, to (A) any agreement or instrument shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless the prior consent of Lender required therefor is not obtained, any amendment, amendment and restatement, supplement or other modification to any term of such agreement from time to time, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time. Titles of sections, clauses, paragraphs, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

         2. LOAN.

                2.1 LOAN. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more term loans (each, a "TERM LOAN") to Borrower on the Closing Date and on any Business Day thereafter prior to March 31, 2007 in an aggregate principal amount not to exceed $80,000,000 (the Term Loans being collectively referred to herein as the "LOAN"). The Loan shall be evidenced by a Promissory Note in the principal amount of up to Eighty Million and No/100 Dollars ($80,000,000), substantially in the form of Exhibit "A" attached hereto and incorporated herein by reference (hereinafter referred to as the "PROMISSORY NOTE" or the "NOTE"). The Loan shall be repayable on the Maturity Date and at the dates and in the amounts set forth below:

                      DATE                              AMOUNT

                 March 31, 2007                       $4,000,000

                  June 30, 2007                       $4,000,000

               September 30, 2007                     $4,000,000

                December 31, 2007                     $4,000,000

                 March 31, 2008                       $4,000,000

                  June 30, 2008                       $4,000,000

               September 30, 2008                     $4,000,000

                December 31, 2008                     $4,000,000

                  April 6, 2009               The remaining outstanding
                                            principal balance of the Loan

         Amounts repaid, or prepaid in accordance with this Section 2.1 and
Section 2.3 hereof, on account of the Loan may not be reborrowed.

                2.2 PROCEDURE FOR BORROWING. Borrower shall give Lender irrevocable notice (including telephonic notice confirmed in writing) (which notice must be received by Lender not later than 11:00 a.m. three (3) Business Days before the date of the anticipated borrowing) requesting that Lender make a Term Loan on such borrowing date and specifying the amount to be borrowed (each such notice being referred to herein as a "NOTICE OF BORROWING"). Notwithstanding anything to the contrary in this Agreement, all borrowings hereunder shall be in minimum amounts of $5,000,000 and incremental amounts of $1,000,000 in excess thereof.

                2.3 TERM AND PREPAYMENTS.

                        2.3.1 MATURITY DATE. Upon the Maturity Date, Borrower
                shall pay to Lender in full, in cash: (i) all principal and accrued but unpaid interest on the Loan and (ii) all other non-contingent Obligations due to or incurred by Lender.

                        2.3.2 ASSET SALES AND CASUALTY EVENTS. Upon receipt on
                or after the Closing Date by any Credit Party or any of its Subsidiaries of (i) net cash proceeds arising from any Sale by any Credit Party of any of its property other than (x) net cash proceeds from Sales of Rig spare parts in the ordinary course of business and (y) net cash proceeds from Sales of assets with a fair market value not in excess of $250,000 per transaction (or series of related transactions) and $2,000,000 in the aggregate during the term of this Agreement which are reinvested within one hundred eighty (180) days of receipt thereof in assets useful to the business of Borrower and the other Credit Parties or (ii) net cash proceeds from any casualty or condemnation event with respect to any property of any Credit Party other than net cash proceeds not in excess of $1,000,000 in the aggregate during the term of this Agreement which are reinvested within one hundred eighty (180) days of receipt thereof in assets useful to the business of Borrower and the other Credit Parties, Borrower shall immediately pay or cause to be paid to Lender an amount equal to 100% of such net cash proceeds and Lender shall apply the same to the Obligations in such manner as Lender may elect in its sole discretion.

                        2.3.3 EQUITY AND DEBT ISSUANCES. Upon receipt on or
                after the Closing Date by any Credit Party or any of its Subsidiaries of net cash proceeds arising from (i) the issuance or Sale of its own Stock (other than any Stock of Borrower which has been issued pursuant to an employee stock option plan that has been approved in writing by Lender, a "STOCK OPTION PLAN"), Borrower shall immediately pay or cause to be paid to Lender an amount equal to 100% of such net cash proceeds or (ii) the incurrence by any Credit Party or any of its Subsidiaries of

                Indebtedness (other than any such Indebtedness permitted under Section 6.3.3 hereof), Borrower shall immediately pay or cause to be paid to Lender an amount equal to 100% of such net cash proceeds.

                        2.3.4 EXCESS CASH FLOW. Beginning with the fourth (4th)
                fiscal quarter of 2006 and continuing for each fiscal quarter thereafter, Borrower shall pay or cause to be paid to Lender, within thirty (30) days after the end of each such fiscal quarter, an amount equal to 100% of the Excess Cash Flow for such fiscal quarter; provided, however, that (i) the Excess Cash Flow payment for the fourth (4th) fiscal quarter of 2006 shall be an amount equal to the total Excess Cash Flow for the fiscal year ending December 31, 2006 less the Rig Construction Reserve Amount and (ii) the Excess Cash Flow payment for the fourth
                (4th) fiscal quarter of 2007 shall be reduced on a dollar for dollar basis by the amount, if any, of the 2007 Distribution.

                        2.3.5 VOLUNTARY PREPAYMENT. Borrower shall have the
                right, at any time upon one (1) day's prior written notice to Lender, to prepay all or a portion of the Loan; provided that any prepayment of less than all of the outstanding principal balance of the Loan shall be applied to the remaining installments of the Loan in the inverse order of their maturity.

                2.4 SINGLE LOAN. The Loan and all of the other Obligations of Borrower to Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

                2.5 INTEREST.

                        2.5.1 RATE. Borrower shall pay interest to Lender on the
                outstanding principal balance of the Loan at a floating rate per annum equal to LIBOR plus two percent (2.0%).

                        2.5.2 COMPUTATION. All computations of interest shall be
                made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                        2.5.3 PAYMENTS. Interest shall be payable (i) in arrears
                for the preceding calendar month on the first day of each calendar month, (ii) upon any prepayment of the Loan pursuant to
                Section 2.3, (iii) on the Maturity Date and (iv) if any interest accrues or remains payable after the Maturity Date, upon demand by Lender.

                        2.5.4 DEFAULT RATE. Effective upon the occurrence of any
                Default or Event of Default and for so long as any Default or Event of Default shall be continuing, all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Default or Event of Default at the rate equal to five percent (5.0%) per annum above the rate of interest published in the "Money Rates" section of The Wall Street Journal as the prime rate of interest from time to time (the "DEFAULT RATE"), and any such interest shall be payable to Lender by Borrower upon demand therefor by Lender.

                        2.5.5 NON-BUSINESS DAYS. If any interest or any other
                payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

                        2.5.6 MAXIMUM LAWFUL RATE. It is the intention of the
                parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement or any other Loan Document, in no event shall this Agreement or any other Loan Document require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Agreement or any other Loan Document, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Agreement or any other Loan Document shall exceed the maximum amount of interest permitted by applicable law, then in such event any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance of the Loan or refunded to Borrower, at the option of Lender and the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof.

                2.6 RECEIPT OF PAYMENTS. Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 2.7) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 1:00 p.m. on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account.

                2.7 APPLICATION AND ALLOCATION OF PAYMENTS. Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable.

                2.8 ACCOUNTING. Lender is authorized to record on its books and records the date and amount of the Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

        3. COLLATERAL SECURITY. The performance of all covenants, conditions and agreements contained in this Agreement and in the other documents executed or delivered as a part of this transaction and the payment of the Obligations shall be secured or supported by, among other things, the following:

                3.1 SECURITY AGREEMENT. A Security Agreement executed by each Credit Party in favor of Lender in the form set forth as Exhibit "B" attached hereto and incorporated herein by reference (the "SECURITY AGREEMENT"), and any UCC-1 financing statements filed in connection therewith.

                3.2 JOINT AND SEVERAL UNCONDITIONAL, CONTINUING GUARANTY AGREEMENT. To the extent there exists any Subsidiary of the Borrower, a Joint and Several Unconditional Continuing Guaranty Agreement of the Guarantors in favor of Lender in the form set forth as Exhibit "C" attached hereto and incorporated herein by reference (any such agreement, a "GUARANTY AGREEMENT").

                3.3 DEPOSIT ACCOUNT CONTROL AGREEMENT. A Deposit Account Control Agreement by and among Borrower, Bank and Lender.

                3.4 ASSIGNMENT OF KEY MAN LIFE INSURANCE POLICY. Borrower shall cause to be assigned to Lender a key man life insurance policy in the amount of Five Million and No/100 Dollars ($5,000,000) issued on the life of Mike Brown (the "KEY MAN LIFE INSURANCE POLICY") pursuant to an assignment in the form set forth as Exhibit "E" attached hereto and incorporated herein by reference (the "ASSIGNMENT OF KEY MAN LIFE INSURANCE POLICY").

        4. REPRESENTATIONS AND WARRANTIES. Borrower and each other Credit Party represent and warrant to Lender each of the following on and as of the Closing Date and each other date of the relevant Term Loan or incurrence and the acceptance of the proceeds thereof that:

                4.1 LITIGATION. There is no Litigation pending, or threatened, against Borrower or any other Credit Party which, if adversely determined, would materially and adversely affect Borrower or any other Credit Party, or impair the ability of Borrower or any other Credit Party to carry on its business substantially as now conducted or contemplated.

                4.2 NO DEFAULT. The making and performance by Borrower and each other Credit Party of this Agreement or any other Loan Document to which it is a party will not violate any provision of or constitute a default under (i) any Contractual Obligation or Requirement of Law to or by which Borrower or any other Credit Party is bound or by which they or any of their properties may be affected or (ii) its charter, bylaws and/or other governing documents.

                4.3 OWNERSHIP. The relevant Credit Party has good and marketable title to the property described in the agreements set forth in Sections 3.1, 3.3 and 3.4 above.

                4.4 FINANCIAL STATEMENTS. Financial statements shall be delivered to Lender relating to Borrower and each other Credit Party which shall be complete, true and correct in all material respects, shall be the most current statements available, shall have been prepared in accordance with GAAP consistently applied, and shall fully and accurately represent the financial condition reflected therein without material change since the dates thereof.

                4.5 COMPLIANCE WITH APPLICABLE LAWS. Borrower and each other Credit Party, to the best of their knowledge, have not violated and are not now in violation of any Requirement of Law, in any respect adversely affecting their business, property, assets, operations or condition, financial or otherwise.

                4.6 CONTRACTUAL DEFAULTS. To Borrower's and each other Credit Party's knowledge, Borrower and each other Credit Party are not in default of or in breach in any material respect under any Contractual Obligation to which

Borrower or each other Credit Party are a party or by which they or any of their properties may be bound.

                4.7 FULL DISCLOSURE. Neither this Agreement, nor any statements or documents referred to herein or delivered by Borrower or any other Credit Party pursuant to this Agreement, contain any untrue statement which is material or omit to state a material fact necessary to make the statements therein not misleading.

                4.8 OUTSTANDING SECURITY INTERESTS. There are no outstanding and/or filed mortgages, security interests or Liens granted by Borrower or any other Credit Party or any other Person or entity upon the Collateral (other than the Liens permitted under Section 6.3.2). Neither Borrower nor any other Credit Party will grant any security interests in the collateral securing the Loan and the other Obligations of Borrower or any other Credit Party hereunder and under the other Loan Documents (collectively, the "COLLATERAL") during the term of the Loan and any extension thereof, except to the extent permitted under Section 6.3.2.

                4.9 USE OF PROCEEDS. The proceeds of the Loan will be used (i) to fund new Rig equipment purchases and construction costs, (ii) to repay the Bridge Loan and Existing Debt, (iii) to repay the F&M Bank Debt and (iv) for working capital and general corporate purposes. Borrower is not subject to or regulated under any federal or state Requirement of Law that restricts or limits its ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. Borrower is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" any Margin Stock.

                4.10 CORPORATE EXISTENCE. Each Credit Party is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (b) duly qualified to do business as a foreign entity and in good standing in each other material jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification.

                4.11 LEGAL AUTHORITY TO CONDUCT BUSINESS. Each Credit Party has
(a) the requisite organizational power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore or proposed to be conducted and (b) all Permits, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Credit Party that are necessary or appropriate for the conduct of its business.

                4.12 LOCATIONS; CORPORATE OR OTHER NAMES, ETC. Set forth on
Schedule 4.12 is (a) each Credit Party's name as it appears in official filings in the state of its incorporation or organization, (b) the type of entity of each Credit Party, (c) the organizational identification number issued by each such Credit Party's state of incorporation or organization or a statement that no such number has been issued, (d) each Credit Party's state of organization or incorporation and (e) the location of each Credit Party's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such Schedule, such locations have not changed during the preceding twelve months. As of the

Closing Date, during the prior five years, except as set forth on Schedule 4.12, no Credit Party has been known as or conducted business in any other name (including trade names).

                4.13 EXECUTION AND ENFORCEABILITY. From and after its delivery to Lender, each Loan Document shall have been duly executed and delivered by or on behalf of each Credit Party which is a party thereto, and each such Loan Document upon such execution and delivery shall be a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                4.14 PROJECTIONS. The projections most recently delivered by Borrower to Lender hereunder have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances at the time such projections were prepared and as of the date delivered to Lender and all such assumptions are disclosed in the projections.

                4.15 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS. Except as set forth on Schedule 4.15, as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party (including all rights to purchase, options, warrants or similar rights or Contractual Obligations pursuant to which any Credit Party may be required to issue, Sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Persons (and in the amounts) set forth on Schedule 4.15. All outstanding Indebtedness of each Credit Party as of the Closing Date (after giving effect to the use of the proceeds of the Term Loan made on the Closing Date) is described on Schedule 6.3.3.

                4.16 MATERIAL ADVERSE CHANGE. Since December 31, 2004, no events have occurred that, alone or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                4.17 SOLVENCY. Both before and after giving effect to (a) the Term Loans made on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Term Loans, and (c) the payment and accrual of all transaction costs in connection with the foregoing, both the Credit Parties taken as a whole and Borrower individually are Solvent.

                4.18 TAXES. All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "TAX RETURNS") required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. No Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

                4.19 LABOR MATTERS. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party. Except as set forth on
Schedule 4.19, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party.

                4.20 ERISA. Schedule 4.20 sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except for those that would not, in the aggregate, result in any Liability in excess of $500,000, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Credit Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party incurs or otherwise has or could have an obligation or any Liability and (z) no ERISA Event is reasonably expected to occur. On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

                4.21 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.21, (a) the operations of each Credit Party are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of resulting in Liabilities in excess of $500,000, (b) no Credit Party is party to, and no Credit Party and no real property currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any Credit Party is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law other than those that, in the aggregate, are not reasonably likely to result in Liabilities in excess of $500,000, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Credit Party and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, (d) no Credit Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Credit Party and each such real property is free of contamination by any Hazardous Materials except for such Release or contamination that could not reasonably be expected to result, in the aggregate, in Liabilities in excess of $500,000, (e) no Credit Party (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations or (ii) knows of any facts, circumstances or conditions, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.) or similar Environmental Laws, that, in the aggregate, would have a reasonable likelihood of resulting in Liabilities in excess of $500,000 and (f) each Credit Party has made available to Lender copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody or control.

                4.22 INTELLECTUAL PROPERTY. As of the Closing Date, all material Intellectual Property owned or used by any Credit Party is listed, together with application or registration numbers, where applicable, on Schedule 4.22. Each Credit Party owns, or is licensed to use, all Intellectual Property material and necessary to conduct its business as currently conducted. To the knowledge of each Credit Party, (a) the conduct and operations of the businesses of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person in any material respect and (b) no other Person has contested any right, title or interest of any Credit Party in, or relating to, any material Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein.

                4.23 INSURANCE. As of the Closing Date, Schedule 4.23 lists all insurance of any nature maintained for current occurrences by Borrower and each other Credit Party, as well as a summary of the terms of such insurance.

                4.24 DEPOSIT ACCOUNTS. Schedule 4.24 lists all banks and other financial institutions at which Borrower or any other Credit Party, maintains deposit and/or other accounts, including accounts subject to Deposit Account Control Agreements in favor of Lender, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

                4.25 BROKERS. No broker or finder acting on behalf of Borrower or any other Credit Party brought about the obtaining, making or closing of the Agreement and the credit provided hereunder and neither Borrower nor any Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

                4.26 ANTI-TERRORISM AND ANTI-MONEY LAUNDERING. Borrower currently (a) ensures that neither Borrower nor any Person who owns a controlling interest in or otherwise controls Borrower shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute,

Executive Order or regulation or (ii) a Person designated under Section 1(b),
(c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders and (b) complies with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

                4.27 AFFILIATED TRANSACTIONS. Schedule 4.27 sets forth, as of the Closing Date, a complete and correct list of, and separately identifies, all of the transactions between any Credit Party and its Affiliates (collectively, the "AFFILIATED TRANSACTIONS").

                4.28 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants, representations and warranties made herein shall survive the making of the Loan hereunder and the delivery of the Note, the Security Documents and other Loan Documents described herein until complete repayment of the Obligations.

        5. CONDITIONS PRECEDENT.

                5.1 CONDITIONS TO INITIAL ADVANCE. At or prior to the initial advance of the Loan hereunder (the "INITIAL ADVANCE"), Borrower and each Credit Party, as applicable, shall deliver, or cause to be delivered to Lender, the following items, all of which are to be in form and substance reasonably satisfactory to Lender, and, where deemed necessary by Lender or required for recording, duly executed and acknowledged:

                        5.1.1 CLOSING DOCUMENTS. This Agreement, the Note, UCC-1
                financing statements, the Security Agreement, a Deposit Account Control Agreement in respect of accounts maintained at the Bank and the Assignment of Key Man Life Insurance Policy shall be duly authorized, executed and delivered to Lender.

                        5.1.2 NOTICE OF BORROWING. The Lender shall have
                received a written, timely and duly executed and completed Notice of Borrowing in respect of the Initial Advance.

                        5.1.3 INSURANCE. Borrower and each Credit Party, as
                applicable, will deposit and maintain with Lender throughout the term of the Loan copies of certificates of insurance, premiums prepaid, with insurance companies satisfactory to Lender, in such amounts and against such risks as shall be reasonably required by Lender. All insurance policies shall name Borrower, each Credit Party and Lender as loss payees, as their respective interests may appear, or as additional insureds as required by Lender and shall otherwise be satisfactory in all respects to Lender.

                        5.1.4 RECORDING OF SECURITY DOCUMENTS. The UCC-1
                financing statements shall be filed in the appropriate recording offices.

                        5.1.5 EXECUTION COPIES OF OPERATOR CONTRACTS. Duly
                executed copies of the Operator Contracts for each of the Rigs, excluding Rigs 5, 29 and 30, listed on Schedule 6.3.5 hereto.

                        5.1.6 EXECUTION COPIES OF EMPLOYMENT AGREEMENTS. Duly
                executed copies of the Employment Agreements, in each case, in form and substance acceptable to Lender.

                        5.1.7 KEY MAN LIFE INSURANCE POLICY. A copy of the Key
                Man Life Insurance Policy, in form and substance acceptable to Lender.

                        5.1.8 OPINION OF BORROWER'S COUNSEL. An opinion from
                Borrower's and the other Credit Parties' counsel in substantially the form of Exhibit "F" hereto and otherwise in form and substance satisfactory to Lender and Lender's counsel.

                        5.1.9 OFFICER'S CERTIFICATE. Borrower shall deliver to
                Lender a duly authorized and executed certificate substantially in the form of Exhibit "G" hereto, including true and complete copies of all attachments referred to therein.

                        5.1.10 LEASES. Borrower shall enter into written
                agreements for all leases of real property which shall be in form and substance reasonably satisfactory to Lender and deliver duly executed copies thereof to Lender.

                        5.1.11 PROJECTIONS. Borrower shall deliver to Lender its
                forecasted consolidated balance sheet, statements of income and cash flow (including forecasted capital expenditures) for each fiscal month during fiscal years 2006 through 2009.

                        5.1.12 RELEASE OF EXISTING DEBT. Borrower shall deliver
                to Lender payoff letters (including, without limitation, releases of all Collateral securing such Existing Debt and releases of the Credit Parties and the other persons liable therefor) in respect of the Existing Debt in form and substance satisfactory to Lender, together with any and all instruments authorized by the holders of the Existing Debt necessary to give effect to such releases.

                        5.1.13 RELEASE OF F&M BANK DEBT. Borrower shall deliver
                to Lender a payoff letter (including, without limitation, releases of all Collateral securing such F&M Bank Debt and releases of the Credit Parties and the other persons liable therefor) in respect of the F&M Bank Debt in form and substance satisfactory to Lender, together with any and all instruments authorized by the holders of the F&M Bank Debt necessary to give effect to such releases.

         In addition to the delivery of the foregoing items, (i) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to the funding of the Initial Advance and (ii) each of the representations and warranties made by Borrower or any other Credit Party in the Loan Documents shall be true and correct in all material respects both before and after giving effect to the funding of the Initial Advance.

                5.2 CONDITIONS TO SUBSEQUENT ADVANCES. At or prior to any subsequent advance of the Loan hereunder (each, a "SUBSEQUENT ADVANCE"), Borrower or any other Credit Party, as applicable, shall deliver, or cause to be delivered to Lender, the following items, all of which are to be in form and substance reasonably satisfactory to Lender, and, where deemed necessary by Lender or required for recording, duly executed and acknowledged:

                        5.2.1 NOTICE OF BORROWING. The Lender shall have
                received a written, timely and duly executed and completed Notice of Borrowing in respect of any such Subsequent Advance.

                        5.2.2 ADDITIONAL MATTERS. Lender shall have received
                such additional documents and information as Lender may reasonably request and, to the extent that any such Subsequent Advance is to be used to (i) fund Capital Expenditures in respect of Rig 29 and/or Rig 30, Borrower shall deliver to Lender a duly executed copy of the Operator Contract for each such Rig or (ii) payoff the John Deere Debt, Borrower shall deliver to Lender a payoff letter (including, without limitation, releases of all Collateral securing such John Deere Debt and releases of the Credit Parties and the other persons liable therefor) in respect of the John Deere Debt in form and substance satisfactory to Lender, together with any and all instruments authorized by the holders of the John Deere Debt necessary to give effect to such releases.

                        5.2.3 REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. In
                addition to the delivery of the foregoing, the following statements shall be true on such date, both before and after giving effect to any Subsequent Advance: (i) the representations and warranties set forth in any Loan Document shall be true and correct in all material respects on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing.

         The representations and warranties set forth in any Notice of Borrowing (or any certificate delivered in connection therewith) shall be deemed to be made again on and as of the date of the relevant Subsequent Advance and the acceptance of the proceeds thereof.

        6. CONDITIONS AND RESTRICTIONS. Until the payment in full and performance of all Obligations owing to Lender under this Agreement or any of the other Loan Documents, unless Lender shall otherwise consent in writing, Borrower and each other Credit Party covenant and agree as follows:

                6.1 PERFORMANCE OF OBLIGATIONS. Borrower and each other Credit Party will promptly and punctually perform all of the Obligations hereunder and under any of the other Loan Documents.

                6.2 AFFIRMATIVE COVENANTS:

                        6.2.1 BOOKS AND RECORDS. Borrower and each other Credit
                Party shall maintain adequate Books and Records in accordance with GAAP consistently applied.

                        6.2.2 MONTHLY FINANCIAL STATEMENTS; MONTHLY COMPLIANCE
                SCHEDULES. Beginning with the first full fiscal month following the Closing Date and continuing for each fiscal month thereafter, Borrower shall, within ten (10) days of the end of each such fiscal month, provide Lender with (a) a monthly reporting package in form and substance acceptable to Lender (the "MONTHLY REPORT") and (b) Monthly Compliance Schedules; provided, however, Borrower shall only be required to provide

                Monthly Compliance Schedules to Lender for each such fiscal month through the fiscal month ending March 31, 2007.

                        6.2.3 QUARTERLY FINANCIAL STATEMENTS. Beginning with the
                fiscal quarter ended June 30, 2006 and continuing for each fiscal quarter thereafter, Borrower shall provide Lender with unaudited consolidated quarterly financial statements and supporting schedules prepared in accordance with GAAP within fifteen (15) days after the end of each of the first three fiscal quarters of each fiscal year, in each case, together with a duly executed Compliance Certificate; provided, that to the extent the Securities and Exchange Commission (the "SEC") reduces the timeframe within which Lender is required to make any filings, each timeframe set forth above shall be correspondingly reduced. The forms of financial statements and supporting schedules currently required by Lender are attached hereto as Exhibit J; however such forms and the information requested to be delivered to Lender hereunder may be changed from time to time at the discretion of Lender upon written notice to Borrower (such forms and information, the "REQUIRED Forms").

                        6.2.4 ANNUAL FINANCIAL STATEMENTS. Borrower shall
                deliver to Lender (a) year-end consolidated financial statements (commencing with the fiscal year ending December 31, 2006) prepared in accordance with GAAP and in the Required Forms within twenty four (24) days after Borrower's fiscal year end and (b) year-end audited consolidated financial statements (commencing with the fiscal year ending December 31, 2006) prepared in accordance with GAAP and audited in accordance with United States generally accepted auditing standards and meeting all applicable requirements of the SEC within fifty (50) days after Borrower's fiscal year end and accompanied by (i) a report and opinion of Borrower's auditors (the identity of which shall be reasonably satisfactory to Lender), which report and opinion shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) a duly executed Compliance Certificate; provided, further, that to the extent the SEC reduces the timeframes within which Lender is required to make any filings, the timeframes set forth above shall be correspondingly reduced.

                        6.2.5 SECTION 404 OF SARBANES-OXLEY ACT OF 2002
                COMPLIANCE. Borrower shall undertake best efforts to become compliant with Section 404 of the Sarbanes-Oxley Act of 2002 ("404 Compliant") by December 31, 2007 and provide updates on such progress at Lender's request.

                        6.2.6 ADDITIONAL REPORTING REQUIREMENTS. The financial
                reporting requirements included in Sections 6.2.2 through 6..2.5 are subject to change should Lender determine that Borrower must be treated as a consolidated Subsidiary for GAAP and SEC reporting purposes.

                        6.2.7 CONSENT OF BORROWER'S ACCOUNTANTS. If required by
                Lender's independent public accounting firm, Borrower will take whatever steps are necessary so that Lender's independent public accounting firm may review the audit work papers of the Borrower's independent public accounting firm immediately after receipt of the audited consolidated financial statements referred to in Section 6.2.4(b). If required under the rules of the SEC, the Borrower will obtain from their independent public accounting firm such firm's consent for Lender to file their opinion and the financial statements with the SEC, within eighty
                (80) days after the end of Lender's fiscal year.

                        6.2.8 PROJECTIONS; BUDGETS; OPERATING PLAN. No later
                than October 15th of each fiscal year following the Closing Date (including fiscal year 2006), Borrower shall deliver to Lender
                (a) a projected balance sheet and statements of income and cash flow of Borrower and its Subsidiaries for each fiscal month of the fourth (4th) fiscal quarter of such fiscal year, (b) a projected balance sheet and statements of income and cash flow of Borrower and its Subsidiaries for each fiscal month of the next fiscal year and an operating plan for Borrower, including senior management's discussion and analysis of strategic initiatives for the upcoming fiscal year and (c) a projected balance sheet and statements of income and cash flow of Borrower and its Subsidiaries on an annual basis for each of the following two (2) fiscal years, in each case (i) prepared by Borrower in a manner consistent with GAAP and in good faith, with care and diligence, and using assumptions that are reasonable under the circumstances at the time the such items are delivered to Lender and disclosed therein when delivered and
                (ii) setting forth in comparative form the figures for the corresponding period in the prior fiscal year; provided, that the projections provided in clause (b) shall be consistent in all respects with the projections for such fiscal year provided pursuant to clause (c).

                        6.2.9 NOTICE OF LITIGATION; DEFAULT. Borrower and each
                other Credit Party shall inform Lender in writing (a) promptly of any and all litigation, against Borrower or any other Credit Party brought by any Person, partnership or entity or in which Borrower or any other Credit Party are involved, in each case, in which the damages asserted in the petition or complaint exceed $50,000, and which is not adequately covered by insurance and (b) immediately upon the occurrence of any Default.

                        6.2.10 LENDER REPORTING REQUIREMENT. Borrower and each
                other Credit Party will promptly furnish to Lender all requested information concerning the Collateral and any requested information that may be required by Lender to enable it to comply with the accounting and disclosure requirements of the SEC as in effect from time to time, which information shall be provided to Lender in a timely manner to meet the SEC requirements.

                        6.2.11 MAINTENANCE OF PROPERTIES. Borrower shall
                maintain the physical condition of all property described in the Security Agreement in a good and satisfactory condition during the term of the Loan and shall maintain all material rights, permits, licenses, approvals and privileges (including all Permits) necessary, used or useful, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Government Authorities.

                        6.2.12 TAX RETURNS. Within one hundred twenty (120) days
                after the end of each fiscal year, Borrower and each other Credit Party shall provide to Lender such information as is necessary to complete Lender's United States income tax or information returns, including a copy of Borrower's United States federal, state and local income tax or information returns.

                        6.2.13 OPERATING ACCOUNTS. Borrower and each other
                Credit Party shall maintain all deposit and other operating accounts with Bank during the term of the Loan or until Lender approves in writing another depository institution, which such accounts shall be subject to a Deposit Account Control Agreement in favor of Lender, except Borrower may maintain (a) its payroll account at Stillwater National Bank and Trust and (b) an operating account at Stillwater National Bank and Trust; provided that the balance maintained from time to time in any such operating account at Stillwater National Bank and Trust shall not exceed $100,000.

                        6.2.14 MAINTENANCE OF EXISTENCE. Borrower and each other
                Credit Party shall preserve and maintain (a) its legal existence and good standing under the laws of the jurisdiction of its incorporation or organization and (b) it rights (charter and statutory), privileges franchises and Permits material to and necessary or desirable in the conduct of its business.

                        6.2.15 MAINTENANCE OF INSURANCE. Borrower and each other
                Credit Party shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Credit Parties with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties and (b) cause all such insurance relating to any property or business of any Credit Party to name Lender as additional insured or loss payee, as appropriate. All policies of insurance on real and personal property will give Lender at least thirty (30) days' prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Lender reserves the right at any time, upon review of each Credit Party's risk profile, to require in its reasonable discretion additional forms and limits of insurance.

                        6.2.16 ACCESS TO BOOKS AND RECORDS. Borrower and each
                other Credit Party shall, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (a) provide access to such property to Lender and any of its Related Persons, as frequently as Lender determines to be appropriate,
                (b) permit Lender and any of its Related Persons to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party's Books and Records and (c) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the inventory and other Collateral in any manner and through any medium that Lender considers advisable, and such Credit Party agrees to render to Lender, at such Credit Party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

                        6.2.17 ENVIRONMENTAL. Borrower and each other Credit
                Party shall comply in all material respects with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority). Without limiting the foregoing, if an Event of Default is continuing or if Lender at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or that there exist any material Environmental Liabilities, then each Credit Party shall, promptly upon receipt of request from Lender, cause the performance of, and allow Lender and its Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Lender may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by Lender or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Lender and shall be in form and substance reasonably acceptable to Lender.

                        6.2.18 INTELLECTUAL PROPERTY. Borrower and each other
                Credit Party shall maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority.

                        6.2.19 FURTHER ASSURANCES. Borrower and each other
                Credit Party, at any time and from time to time, upon the written request of Lender and at the sole expense of such Credit Party, shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem necessary or advisable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve, maintain and enforce Lender's rights in (and the priority of Lender's Lien on) any Collateral or (c) to enable Lender to exercise all or any of the rights, remedies and powers granted herein or in any other Loan Document.

                        6.2.20 CLOSING OF LOCKBOX ACCOUNT. Within thirty (30)
                days after the Closing Date, Borrower shall close that certain lockbox account (account number: 348572) maintained by Borrower at Stillwater National Bank and Trust.

                6.3 NEGATIVE AND FINANCIAL COVENANTS:

                        6.3.1 ASSET DISPOSITIONS. Borrower and each other Credit
                Party shall not Sell any of the Collateral with a fair market value in excess of $250,000 per transaction (or series of related transactions) and $2,000,000 in the aggregate during the term of this Agreement without the prior written consent of Lender.

                        6.3.2 LIENS. Borrower and each other Credit Party shall
                not encumber (except for Liens securing Indebtedness described in Section 6.3.3 and other Permitted Liens) any of the Collateral by Lien, mortgage, or otherwise, without the prior written consent of Lender.

                        6.3.3 INDEBTEDNESS. Borrower and each other Credit Party
                shall not incur additional Indebtedness (except (i) revolving debt incurred under a revolving credit facility (in form and substance reasonably acceptable to Lender) in an aggregate principal amount not to exceed $8,000,000 or additional amounts upon the Lender's prior written approval, (ii) Indebtedness described on Schedule 6.3.3 hereto, (iii) capital lease obligations in an aggregate principal amount not to exceed $1,000,000 and (iv) purchase money Indebtedness in an aggregate principal amount not to exceed $1,000,000) without the prior written consent of Lender.

                        6.3.4 OWNERSHIP; FUNDAMENTAL CHANGES. Borrower shall not
                issue additional Stock (other than pursuant to a Stock Option
                Plan), allow Chris McCutchen or Mike Brown to disassociate themselves with or otherwise not participate in the management of Borrower, elect officers (other than the present officers and directors), merge, consolidate, or Sell all or substantially all of its assets without the prior written consent of Lender.

                        6.3.5 CAPITAL EXPENDITURES. Borrower's Capital
                Expenditures in respect of the construction and/or acquisition of the Rigs listed on Schedule 6.3.5, which amounts shall be expended on or prior to March 31, 2007, shall not exceed $100,000,000 in the aggregate without the prior written consent of Lender.

                        6.3.6 MAINTENANCE CAPITAL EXPENDITURES. Borrower shall
                not incur Capital Expenditures in excess of $2,500,000 in the aggregate per fiscal year for maintenance of Rigs without the prior written consent of Lender.

                        6.3.7 MINIMUM EBITDA. Borrower and its Subsidiaries on a
                consolidated basis shall have, for each fiscal quarter ending on the date set forth below, EBITDA for the twelve (12) month period then ended of not less than the following (provided, that the minimum EBITDA amount for each of the fiscal quarters ending June 30, 2006, September 30, 2006 and December 31, 2006 shall be a cumulative amount for the period beginning with the fiscal month ending January 31, 2006 and concluding with the fiscal month ending on the stated date):

------------------------------------------------------------ ---------------------------------------------------------
                           DATE                                                   MINIMUM EBITDA
------------------------------------------------------------ ---------------------------------------------------------
                       June 30, 2006                                               $17,500,000
------------------------------------------------------------ ---------------------------------------------------------
                    September 30, 2006                                             $31,500,000
------------------------------------------------------------ ---------------------------------------------------------
                     December 31, 2006                                             $50,000,000
------------------------------------------------------------ ---------------------------------------------------------
                      March 31, 2007                                               $63,000,000
------------------------------------------------------------ ---------------------------------------------------------
                       June 30, 2007                                               $72,500,000
------------------------------------------------------------ ---------------------------------------------------------
                    September 30, 2007                                             $78,500,000
------------------------------------------------------------ ---------------------------------------------------------
                     December 31, 2007                                             $80,000,000
------------------------------------------------------------ ---------------------------------------------------------
                      March 31, 2008                                               $77,500,000
------------------------------------------------------------ ---------------------------------------------------------
                       June 30, 2008                                               $73,000,000
------------------------------------------------------------ ---------------------------------------------------------
                    September 30, 2008                                             $67,500,000
------------------------------------------------------------ ---------------------------------------------------------
                     December 31, 2008                                             $60,000,000
------------------------------------------------------------ ---------------------------------------------------------
                      March 31, 2009                                               $53,500,000
------------------------------------------------------------ ---------------------------------------------------------
                       June 30, 2009                                               $49,000,000
------------------------------------------------------------ ---------------------------------------------------------
                    September 30, 2009                                             $44,000,000
------------------------------------------------------------ ---------------------------------------------------------
                     December 31, 2009                                             $40,000,000
------------------------------------------------------------ ---------------------------------------------------------
  March 31, 2010 and the last day of each fiscal quarter                           $40,000,000
                   occurring thereafter
------------------------------------------------------------ ---------------------------------------------------------

                        6.3.8 RESTRICTED PAYMENTS. Borrower and each other
                Credit Party will not make any Restricted Payments to equity holders or otherwise without the prior written consent of Lender; provided, however, Borrower shall be allowed to make (i) Permitted Tax Distributions and (ii) if Borrower's total outstanding Indebtedness as of September 30, 2007 is equal to or less than $40,000,000, a one-time dividend of up to the lesser of (x) $15,000,000 and (y) the amount of the Excess Cash Flow generated in the fourth fiscal quarter of 2007 (the "2007 DISTRIBUTION") on or prior to January 31, 2008.

                        6.3.9 SUBSIDIARIES; INVESTMENTS. Borrower and each other
                Credit Party shall not form any Subsidiary or make any investment in or, except as provided in Section 6.3.11 below, loan or advance to, any Person.

                        6.3.10 CHANGE IN NATURE OF BUSINESS. Borrower and each
                other Credit Party shall not make any changes in any of their business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations, or engage in any business other than that engaged in on the Closing Date.

                        6.3.11 AFFILIATED TRANSACTIONS. Except for the
                Affiliated Transactions, Borrower and each other Credit Party shall not enter into or be a party to any transaction with any of its officers, directors, Affiliates (including, without limitation, Special Exploration Co., Inc. and Special Energy Co., Inc.) or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party) except those meeting each of the following criteria: (i) such transaction is entered into in the ordinary course of business, (ii) such transaction is upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party and (iii) with Lender's prior written consent.

                        6.3.12 THIRD PARTY RESTRICTIONS ON INDEBTEDNESS, LIENS,
                INVESTMENTS OR RESTRICTED PAYMENTS. Borrower and each other Credit Party shall not incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting the ability of (a) any Subsidiary of Borrower to make Restricted Payments to, or investments in, or repay Indebtedness or otherwise sell property to, any Credit Party or (b) any Credit Party to incur or suffer to exist any Lien upon any property of any Credit Party, whether now owned or hereafter acquired, securing any of its Obligations (including any "equal and ratable" clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, pursuant to the Loan Documents or any capital leases or purchase money Indebtedness permitted under Section 6.3.3 hereof.

                        6.3.13 MODIFICATION OF CERTAIN DOCUMENTS. Borrower and
                each other Credit Party shall not amend, waive, or otherwise modify its charter or by-laws or other organizational documents.

                        6.3.14 ACCOUNTING CHANGES; FISCAL YEAR. Borrower and
                each other Credit Party shall not change their (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law or (b) their fiscal year or their method for determining fiscal quarters or fiscal months.

                        6.3.15 CHANGES TO NAME, LOCATIONS, ETC. Borrower and
                each other Credit Party shall not (a) change (i) its respective name, chief executive office, corporate offices from those set forth on Schedule 4.12, (ii) its Collateral locations, or location of its records concerning the Collateral from those locations set forth on Schedule 4.12, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization or
                (v) its state of incorporation or organization from that set forth on Schedule 4.12 or (b) acquire or lease any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days' prior written notice thereof to Lender and, if requested by Lender, taking all actions deemed reasonably necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral (including, without limitation, granting a mortgage on any fee-owned real estate acquired by any Credit Party (other than to the extent acquired with the proceeds of purchase money Indebtedness permitted pursuant to Section 6.3.3 hereof)).

                        6.3.16 MARGIN REGULATIONS. Borrower and each other
                Credit Party shall not use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock in contravention of Regulation U of the Federal Reserve Board.

                        6.3.17 COMPLIANCE WITH ERISA. No ERISA Affiliate shall
                cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, reasonably be expected to result in Liabilities in excess of $500,000. No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

                        6.3.18 HAZARDOUS MATERIALS. No Credit Party shall cause
                or suffer to exist any Release of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Credit Party), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, result in Liabilities in excess of $500,000.

                6.4 REQUIRED DEPOSITS. Borrower and each other Credit Party will, upon request of Lender, deposit with Lender an amount sufficient to pay the insurance premiums, which amount shall be held in an escrow account. Lender shall not require the foregoing escrow so long as such insurance premiums are paid when due, evidence of such payment is provided to Lender and there is no Default by Borrower hereunder.

                6.5 PAYMENT OF TAXES. All Taxes and other Charges imposed on Borrower or any other Credit Party or on Borrower's or any other Credit Party's assets, income or profits, will be paid prior to the date on which penalties attach thereto. Notwithstanding the foregoing, Borrower or Guarantor shall not be required to pay any Tax or other Charge which is being contested, in good faith, by proper proceedings and for which adequate reserves in accordance with GAAP have been made on the Books and Records of such Person; provided, however, at any time after a Lien in respect of any Tax or Charge is filed or notice thereof is received, upon request of Lender, Borrower and/or any other Credit Party, as the case may be, shall deposit with Lender the amount so contested and unpaid, together with all interest that may or might be assessed or be a charge on any of the property securing the Loan or any part thereof, which amount shall be held in an escrow account or, if permitted by law, post appropriate bond with the governmental agency filing such Lien or notice and furnishing evidence to Lender of the posting of such bond.

        7. ADMINISTRATION OF LOAN. Upon Lender being satisfied that each representation or warranty by Borrower and each other Credit Party to Lender is true and correct in all material respects, and upon Lender being satisfied that no Event of Default has occurred and is continuing, and that all material conditions set forth herein are satisfied, Lender agrees to disburse proceeds of the Loan, which shall be paid in accordance with the wiring instructions set forth below:

                  Union Bank of Chandler
                  Account #10228
                  Bankers Bank OKC
                  ABA #103003616
                  Memo: For credit to Goober Drilling account #136690

        8. DEFAULT. The following shall constitute events of default hereunder and under each of the other Loan Documents (each an "EVENT OF DEFAULT" and, collectively, the "EVENTS OF DEFAULT"):

                8.1 NON-PAYMENT OF LOAN. Default in payment when due of (i) any principal of the Loan and/or (ii) any interest on the Loan or any other obligations of Borrower to Lender, and any and all extensions, renewals, replacements, substitutions and modifications thereof and such default under this clause (ii) continues for five (5) days from the date such payment is due.

                8.2 OTHER NON-PAYMENT. Default in payment when due of any amount (other than principal and interest) payable to Lender or default in any other monetary Obligation of Borrower to Lender and Borrower fails to cure such default within fifteen (15) days from the date Borrower receives written notice that such payment is past due.

                8.3 BREACH OF COVENANTS. Default by Borrower in the performance or observance of (i) any covenant contained in Sections 6.2.2, 6.2.3, 6.2.4, 6.2.9(b), 6.2.12 and 6.2.13 or Section 6.3 or (ii) any other covenant contained in this Agreement, the Security Documents or any other Loan Document or under the terms of any other instrument delivered to Lender in connection with this Agreement (other than any such default which is separately described in this Section 8), and the failure to cure such default under this clause (ii) within thirty (30) days after written notice of such default or breach from Lender.

                8.4 BANKRUPTCY. The institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against any Borrower or any other Credit Party and, solely in the case of any such proceedings involuntarily instituted against Borrower or such other Credit Party, the pendency of such proceedings for sixty (60) days.

                8.5 REPRESENTATIONS. Any representation, warranty, statement, certificate, schedule or report made or furnished to Lender by Borrower or any other Credit Party proves to be false or erroneous in any material respect at the time of the making thereof.

                8.6 CROSS-DEFAULT. An event of default shall occur under any Contractual Obligation of Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding $500,000 or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding $500,000 to become due prior to its stated maturity or prior to its regularly scheduled date of payment.

                8.7 LITIGATION. There shall be commenced against Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed or undismissed for thirty (30) consecutive days.

                8.8 JUDGMENTS. A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered against Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within thirty (30) days of judgment or (ii) vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment.

                8.9 MATERIAL ADVERSE EFFECT. Any other event shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                8.10 INVALIDITY, ETC. Any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing).

                8.11 TRANSFER OF STOCK. Any Stock of the Borrower is sold, assigned, transferred, pledged, hypothecated, mortgaged, encumbered or disposed (any such action hereinafter referred to as a "TRANSFER") by any owner thereof (other than Lender, its Affiliates and their respective assignees) without the prior written consent of Lender; provided, however, the Transfer of such Stock by any owner thereof that is an individual (an "INDIVIDUAL MEMBER") without the prior written consent of the Lender to any such Individual Member's spouse or children, or any trust, limited liability company or partnership established primarily for the benefit of the foregoing relatives of such Individual Member, shall not constitute an Event of Default hereunder.

                8.12 OTHER EVENTS OF DEFAULT. The occurrence of any other "Event of Default" under any other Loan Document.

        9. REMEDIES. Upon the occurrence of any Event of Default, Lender may, at its option:

                9.1 ACCELERATION OF LOAN. Declare the Loan to be immediately due and payable whereupon the Loan and all other Obligations shall become forthwith due and payable (provided that upon the occurrence of any Event of Default under Section 8.4, the Loan and all other Obligations shall become automatically due and payable) without presentment, demand, protest or notice of any kind, and

Lender shall be entitled to proceed simultaneously or selectively and successively to enforce its rights under the Note, this Agreement, the Security Documents, any of the other Loan Documents, or any one or all of them. Nothing contained herein shall limit Lender's rights and remedies available under applicable laws.

                9.2 SELECTIVE ENFORCEMENT. In the event Lender shall elect to selectively and successively enforce its rights under any of the aforementioned Loan Documents or against any one of Borrower or any other Credit Party, such action shall not be deemed a waiver or discharge of any other Lien, encumbrance or security interest securing payment of the Obligations until such time as Lender shall have been paid in full all sums advanced under the Note and all other Obligations. The foreclosure of any Lien provided pursuant to this Agreement or any other Loan Document without the simultaneous foreclosure of all such other Liens provided hereunder or thereunder shall not merge such non-foreclosed Liens with any interest which Lender might obtain as a result of such selective and successive foreclosure.

                9.3 APPLICATION OF PROCEEDS. In addition to any other rights and remedies Lender has under the Loan Documents, the Uniform Commercial Code, at law or in equity, all proceeds collected or received from collecting, holding, managing, renting, selling or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of remedies hereunder upon the occurrence of an Event of Default, shall be applied, in such order of priority as Lender shall elect. If, after the payment in full of all of the Obligations there remains any surplus, then such surplus shall be paid to Borrower or Guarantor, as applicable, unless otherwise provided by law or directed by a court of competent jurisdiction; provided that Borrower and Guarantor shall be liable for any deficiency if such proceeds are insufficient to satisfy all of the Obligations.

        10. MISCELLANEOUS. It is further agreed as follows:

                10.1 EXPENSES. Borrower agrees to pay all fees, expenses and charges in respect to the Loan contemplated by this Agreement, including, without limiting the generality thereof, the following:

                        10.1.1 the reasonable fees and expenses of counsel
                employed by Lender in connection with documenting and closing the Loan and all reasonable fees and expenses of counsel employed by Lender in regard to any Litigation arising out of or relating to this transaction;

                        10.1.2 recording and filing fees;

                        10.1.3 all other reasonable fees and expenses involved
                in the closing of the Loan and the reasonable fees and expenses payable by Lender which are incidental to the enforcement or defense of this Agreement, the Security Documents or any other Loan Document.

                10.2 NOTICES. Any notices or other communications required or permitted hereunder shall be deemed sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested and addressed as listed below or to such other address as the party concerned may substitute by written notice to the other. All notices shall be deemed received within three Business Days after being mailed:

         TO BORROWER:

                  Goober Drilling, LLC
                  P.O. Box 549
                  Stillwater, Oklahoma 74076
                  Attn:  Jim Eden, Chief Financial Officer

         TO OTHER CREDIT PARTIES:

                  c/o Goober Drilling, LLC
                  P.O. Box 549
                  Stillwater, Oklahoma 74076
                  Attn:  Jim Eden, Chief Financial Officer

         TO LENDER:

                  Leucadia National Corporation
                  315 Park Avenue South
                  New York, New York 10010
                  Attention:  Joe Orlando, Chief Financial Officer

         WITH A COPY TO:

                  Andrea A. Bernstein
                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153

                10.3 AMENDMENT AND WAIVER. This Agreement may not be amended or modified in any form, except by an instrument in writing executed by all parties hereto; provided, however, Lender may, in writing: (i) extend the time for performance of any of the obligations of Borrower and each other Credit Party;
(ii) waive any default or Event of Default by Borrower or any other Credit Party, and (iii) waive satisfaction of any condition precedent to the performance of Lender's obligations under this Agreement. In the event of a waiver of any default or Event of Default by Lender, such specific default or Event of Default shall be deemed to have been cured and not continuing, but no such waiver shall extend to any subsequent or other default or impair any consequence of such subsequent default or Event of Default.

                10.4 NON-WAIVER; CUMULATIVE REMEDIES. No failure on the part of Lender to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right hereunder preclude any other or further right of exercise thereof. The remedies herein provided are cumulative and not alternative.

                10.5 ASSIGNMENT. This Agreement shall not be assignable in whole or in part by Borrower or any other Credit Party without the prior written consent of Lender.

                10.6 APPLICABLE LAW; VENUE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION. ANY JUDICIAL PROCEEDING AGAINST BORROWER AND/OR ANY OTHER CREDIT PARTY WITH RESPECT TO THE OBLIGATIONS, ANY LOAN DOCUMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY FEDERAL COURT OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF EACH LOAN DOCUMENT TO WHICH IT IS A PARTY, BORROWER AND EACH OTHER CREDIT PARTY (I) ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY, (II) WAIVES PERSONAL SERVICE OF PROCESS, (III) AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AND (IV) WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION, VENUE, CONVENIENCE OR FORUM NON CONVENIENS. NOTHING SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER AND/OR ANY OTHER CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION. ANY JUDICIAL PROCEEDINGS AGAINST LENDER INVOLVING, DIRECTLY OR INDIRECTLY, THE OBLIGATIONS, ANY LOAN DOCUMENT OR ANY RELATED AGREEMENT SHALL BE BROUGHT ONLY IN A FEDERAL COURT LOCATED IN SOUTHERN DISTRICT OF NEW YORK OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN.

                10.7 DESCRIPTIVE HEADINGS. The descriptive headings of the paragraphs of this Agreement are for convenience only and shall not be used in the construction of the terms hereof.

                10.8 INTEGRATED AGREEMENT. This Agreement and the Annex, Exhibits and Schedules attached hereto constitute the entire agreement between the parties hereto, and there are no other agreements, understandings, warranties or representations regarding the Loan between the parties.

                10.9 TIME OF ESSENCE. Time is of the essence of this Agreement.

                10.10 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

                10.11 THIRD PARTY BENEFICIARY. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

                10.12 RIGHT TO DEFEND. Lender shall have the right, but not the obligation, at Borrower's expense, to commence, to appear in or to defend any action or proceeding (initiated by a third party against Borrower) purporting to affect the rights or duties of the parties hereunder and in connection therewith pay out of the funds of the Loan all necessary expenses, including fees of counsel, if Borrower fails to so commence, appear in or defend any such action or proceeding with counsel satisfactory to Lender.

                10.13 PARTIAL INVALIDITY. If any provision of this Agreement or the application hereof to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement on the application of such provision to such Person or circumstance, other than those as to which it is determined invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

                10.14 WAIVER OF JURY TRIAL. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE LOAN, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

                10.15 INDEMNITY. Borrower and each other Credit Party hereby agree to indemnify, defend and hold harmless each of Lender and its Related Persons (each, an "INDEMNIFIED PERSON") from and against any and all Liabilities (including without limitation, Environmental Liabilities) of whatsoever kind and nature (including those arising from an Indemnified Person's ordinary negligence) arising out of, in connection with, or relating to the Collateral, this Agreement, the Loan, the other Loan Documents, the use or the proposed use of the proceeds thereof, any other transaction contemplated by the Loan Documents and any other transaction related thereto (collectively, "CLAIMS"), regardless of whether such Indemnified Person is a party thereto; provided that no Indemnified Person shall be entitled to indemnity hereunder in respect of any Claim to the extent that the same is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnified Person. Under no circumstances shall Lender or any of its Affiliates be liable for any punitive, exemplary, consequential or indirect damages that may be alleged to result in connection with, arising out of, or relating to, any Claims, this Agreement, the Loan, the other Loan Documents, the use or the proposed use of the proceeds of the Loan, any other transaction contemplated by the Loan Documents and any other transaction related thereto.

                10.16 NO FIDUCIARY RELATIONSHIP. The relationship between Lender, on the one hand, and Borrower and each other Credit Party, on the other hand, is solely that of lender and creditor. Lender has no fiduciary relationship or duty to Borrower and/or any other Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Lender and Borrower and/or any other Credit Party by virtue of, any Loan Document or any transaction contemplated therein.

                10.17 NO MARSHALING; REINSTATEMENT. Lender shall be under no obligation to marshal any property in favor of Borrower or any other Credit Party or any other party or against or in payment of any Obligation. To the extent that Lender receives a payment from Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not occurred.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the day and year first above written.




                                   BORROWER:

                                   GOOBER DRILLING, LLC, a Delaware limited liability company

                                   By:
                                       ----------------------------------------
                                       Chris McCutchen
                                       Its Co-Chief Executive Officer



                                   LENDER:

                                   LEUCADIA NATIONAL CORPORATION, a New York corporation

                                   By:
                                       ----------------------------------------
                                       Thomas E. Mara,
                                       Executive Vice President and Treasurer

                                     ANNEX A
                                  Defined Terms

         "2007 DISTRIBUTION" has the meaning assigned to it in Section 6.3.8.

         "AFFILIATE" means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that Lender shall not be an Affiliate of Borrower. For purpose of this definition, "control" means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "AFFILIATED TRANSACTIONS" has the meaning assigned to it in Section
4.27.

         "AGREEMENT" has the meaning assigned to it in the preamble to this Agreement.

         "ASSIGNMENT OF KEY MAN LIFE INSURANCE POLICY" has the meaning assigned to it in Section 3.4.

         "BANK" means Union Bank of Chandler, an Oklahoma banking corporation.

         "BANK LOAN AGREEMENT" means that certain Loan Agreement dated as of June 23, 2005, between Goober Drilling Corporation, Chris McCutchen, John F. Special, Special Exploration Co., Inc. and Bank.

         "BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

         "BOOKS AND RECORDS" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Borrower's business

         "BORROWER" has the meaning assigned to it in the preamble to this Agreement.

         "BRIDGE LOAN" means the term loan made pursuant to that certain Loan Agreement dated as of February 22, 2006 between Leucadia National Corporation, as lender, Goober Drilling Corporation, as borrower, and Chris McCutchen and John F. Special, as guarantors.

         "BSA" has the meaning assigned to it in Section 4.26.

         "BUSINESS DAY" means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City.

         "CAPITAL EXPENDITURES" means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a capital lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a consolidated balance sheet of such Person, excluding interest capitalized during construction.

         "CHARGES" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) the ownership or use of any assets by any Credit Party or (e) any other aspect of any Credit Party's business.

         "CLAIMS" has the meaning assigned to it in Section 10.15

         "CLOSING DATE" means the Business Day on which the conditions precedent set forth in Section 5.1 have been satisfied or specifically waived in writing by Lender, and the Initial Advance of the Loan has been made.

         "CODE" means the U.S. Internal Revenue Code of 1986.

         "COLLATERAL" has the meaning assigned to it in Section 4.8.

         "COLLECTION ACCOUNT" means such account as may be identified in writing by Lender to Borrower from time to time.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit "H".

         "CONTRACTUAL OBLIGATIONS" means as to any Person, any provision of any Security issued by such Person or of any agreement, instrument, or other undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

         "CREDIT PARTY" means Borrower, each Guarantor and each other Person (other than Lender) that is or may become a party to this Agreement or any other Loan Document.

         "DEFAULT" means any Event of Default or event that, with the passage of time or notice or both, would become an Event of Default.

         "DEFAULT RATE" has the meaning assigned to it in Section 2.5.4.

         "DEPOSIT ACCOUNT CONTROL AGREEMENT" means a deposit account control agreement and/or lock box agreement among any financial institution at which deposit accounts, lock boxes and/or lock box accounts of the Borrower or any other Credit Party are maintained, Lender and the applicable Credit Party, substantially in the form set forth as Exhibit "D" attached hereto and incorporated herein by reference.

         "EBITDA" means, for any period, the Net Income (Loss) of Borrower and its Subsidiaries on a consolidated basis for such period, plus (a) without duplication, to the extent deducted in calculating Net Income (Loss), (i) cash interest expense, (ii) provisions for income taxes paid in cash or payable during such period, including distributions to equity holders for tax purposes,
(iii) amortization, depreciation and depletion expense, (iv) the out-of-pocket fees and expenses incurred by Borrower on or prior to the Closing Date in connection with negotiating, reviewing and executing this Agreement and the other Loan Documents and (v) extraordinary losses and minus (b) without duplication, to the extent included in the determination of such Net Income
(Loss), (i) extraordinary gains and (ii) interest income, in each case, of Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP.

         "EMPLOYMENT AGREEMENTS" means those certain Employment Agreements dated as of April 6, 2006, between the Borrower and each of Chris McCutchen, John Special, Mike Brown and Jim Eden.

         "ENVIRONMENTAL LAWS" means all present and future Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

         "ENVIRONMENTAL LIABILITIES" means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Credit Party as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party, whether on, prior or after the date hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" means , collectively, any Credit Party, and any Person under common control, or treated as a single employer, with any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "ERISA EVENT" means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA, (f) the institution of proceedings to terminate a

Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder and (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

         "EVENT OF DEFAULT" has the meaning assigned to it in Section 8.

         "EXCESS CASH FLOW" means an amount (if positive) equal to: EBITDA plus
(a) (i) the Working Capital Adjustment and (ii) interest income and minus (b) the sum of (i) all scheduled amortization payments and any prepayments in respect of the Loan and other Indebtedness for borrowed money (but only, in the case of payment in respect of revolving loans, to the extent that the related revolving credit commitments are permanently reduced by the amount of such payment), (ii) Capital Expenditures (net of proceeds from financings or assets sales to finance such expenditures), (iii) cash interest expense, (iv) provisions for income taxes paid in cash or payable during such period, including distributions to equity holders for tax purposes, and (v) cash expenses and charges added to Net Income (Loss) to determine EBITDA that are extraordinary, unusual or non-recurring in nature.

         "EXISTING DEBT" means the Indebtedness outstanding under (i) the Bank Loan Agreement, (ii) that certain Home National Bank Business Loan Agreement dated February 10, 2006, between Goober Drilling Corporation and Home National Bank and (iii) that certain outstanding note payable made by Special Exploration Co., Inc. in favor of Ophir Energy in the aggregate principal amount of approximately $8,210,411.

         "F&M BANK DEBT" means the Indebtedness outstanding under that certain Loan Agreement between F&M Bank & Trust Company and Special Exploration Co., Inc. in the aggregate principal amount of approximately $565,771.

         "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the

European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "GUARANTOR" has the meaning assigned to it in the preamble to this Agreement.

         "GUARANTY AGREEMENT" has the meaning assigned to it in Section 3.2.

         "HAZARDOUS MATERIALS" means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

         "INDEBTEDNESS" of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments,
(c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers' acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all capitalized lease obligations, (g) all payments that would be required to be made in respect of any hedging agreement in the event of a termination (including an early termination) on the date of determination and
(h) all guaranty obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (h) above shall constitute "Indebtedness" of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person's property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

         "INDEMNIFIED PERSON" has the meaning assigned to it in Section 10.15.

         "INDIVIDUAL MEMBER" has the meaning assigned to it in Section 8.11.

         "INITIAL ADVANCE" has the meaning assigned to it in Section 5.1.

         "INTELLECTUAL PROPERTY" means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all ancillary rights relating thereto, including all copyrights, patents, trademarks, internet domain names, trade secrets and licenses relating to any of the foregoing.

         "JOHN DEERE DEBT" means the Indebtedness outstanding under that certain agreement between John Deere and Special Exploration Co., Inc. in the aggregate principal amount of approximately $46,297.

         "KEY MAN LIFE INSURANCE POLICY" has the meaning assigned to it in
Section 3.4.

         "LENDER" has the meaning assigned to it in the preamble to this Agreement and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

         "LIABILITIES" means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and reasonable fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

         "LIBOR" means the rate per annum for 6-month interest periods as published in the "Money Rates" section of The Wall Street Journal (or another national publication selected by Lender) (a) initially, (i) with respect to the Initial Advance, on the Business Day prior to the date of the Initial Advance hereunder and (ii) with respect to each Subsequent Advance, on the second Business Day prior to the date of any such Subsequent Advance hereunder and (b) thereafter, each date which is two Business Days prior to the 6-month anniversary of the date referred to in clause (a) above (or, if later, the last date previously determined under this clause (b)).

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

         "LIMITED LIABILITY COMPANY AGREEMENT" means that certain Limited Liability Company Agreement of Borrower dated as of April 6, 2006.

         "LITIGATION" means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

         "LOAN" has the meaning assigned to it in Section 2.1.

         "LOAN DOCUMENT" means this Agreement, the Note, UCC-1 financing statements, each Guaranty Agreement, the Security Agreement, any Deposit Account Control Agreement, the Assignment of Key Man Life Insurance Policy and any other documents, instruments, agreements, certificates and notices at any time delivered by any Person (other than Lender) in connection with or under any of the foregoing.

         "MARGIN STOCK" means any "margin security" as such term is defined in Regulation U of the Federal Reserve Board as now and hereafter in effect.

         "MATERIAL ADVERSE EFFECT" means any fact, event or circumstance that, alone or when taken with other events or conditions occurring or existing concurrently with such event or condition (a) has or is reasonably expected to have a material adverse effect on the business, assets, operations, condition (financial or otherwise), or prospects of Borrower or any Credit Party, (b) materially impairs or is reasonably expected to materially impair the ability of Borrower or any Credit Party to pay and perform their obligations under the Loan Documents to which they are a party, (c) materially impairs or is reasonably expected to materially impair the ability of Lender to enforce its rights and remedies under any Loan Document or (d) has or is reasonably expected to have any material adverse effect on the Collateral, the Liens of Lender in such Collateral or the priority of such Liens.

         "MATURITY DATE" means April 6, 2009.

         "MONTHLY COMPLIANCE SCHEDULES" means a schedule in substantially the form of Exhibit I setting forth the relevant amount of Capital Expenditures on a monthly and year-to-date basis in respect of new Rig construction.

         "MONTHLY REPORT" has the meaning assigned to it in Section 6.2.2.

         "MULTIEMPLOYER PLAN" means any multiemployer plan, as defined in
Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

         "NET INCOME (LOSS)" means with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

         "NOTE" has the meaning assigned to it in Section 2.1.

         "NOTICE OF BORROWING" has the meaning assigned to it in Section 2.2.

         "OBLIGATIONS" means, with respect to any Credit Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Credit Party to Lender, any other Indemnified Person and any Affiliate of any of them arising out of, under, or in connection with, any Loan Document or any other agreement between any Credit Party and Lender, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Credit Party is Borrower, the Loan, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (c) all other fees, expenses (including fees, charges and disbursements of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Credit Party under any Loan Document. "Obligations" shall not include any obligations of Borrower to Lender, its successors, assigns or Affiliates, pursuant to the

Limited Liability Company Agreement or that certain Contribution Agreement dated as of even date herewith, by and among Lender, Borrower, John Special, Chris McCutchen and Mike Brown.

         "OFAC" has the meaning assigned to it in Section 4.26.

         "OPERATOR CONTRACT" means any agreement between Borrower and one or more third parties pertaining to the installation, use, maintenance and/or transportation of a Rig.

         "PBGC" means the United States Pension Benefit Guaranty Corporation and any successor thereto.

         "PERMIT" means , with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "PERMITTED LIENS" means (a) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted hereunder, (b) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation, (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business, (d) deposits securing public or statutory obligations of any Credit Party, (e) inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business so long as such Liens attach only to equipment, fixtures or real estate, (f) carriers', warehousemans', suppliers' or other similar possessory liens arising in the ordinary course of business and securing obligations not yet due and payable,
(g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party, (h) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate, (i) Liens in favor of Lender securing the Obligations and (j) a Lien securing Borrower's obligation to repurchase Class A Units (as defined in the Limited Liability Company Agreement) as set forth in, and under the terms and conditions of, Section 13.1 of the Limited Liability Company Agreement.

         "PERMITTED TAX DISTRIBUTIONS" means any tax distributions made by Borrower to its members pursuant to Section 10.2 of the Limited Liability Company Agreement.

         "PERSON" means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

         "PROMISSORY NOTE" has the meaning assigned to it in Section 2.1.

         "RELATED PERSONS" means , with respect to any Person, each Affiliate of such Person and each principal, director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Section 5) and other consultants and agents of or to such Person or any of its Affiliates.

         "RELEASE" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment in violation of Environmental Laws.

         "REMEDIAL ACTION" means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

         "REQUIRED FORMS" has the meaning assigned to it in Section 6.2.3.

         "REQUIREMENT OF LAW" means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESTRICTED PAYMENT" means: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower's or any other Credit Party's Stock, (b) any payment or distribution made in respect of any subordinated Indebtedness of Borrower or any other Credit Party in violation of any subordination or other agreement made in favor of Lender,
(c) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower's or any other Credit Party's Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (i) that arising under this Agreement or (ii) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Lender) permitted under Section 6.3.3 or (d) any payment, loan, contribution, or other transfer of funds or other property to any holder of Stock of such Person which is not expressly and specifically permitted in this Agreement; provided that no payment to Lender shall constitute a Restricted Payment.

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         "RIG" means a completely assembled, fully operational and functioning drilling rig to be used in the exploration and production of subsurface oil, gas and mineral rights.

         "RIG CONSTRUCTION RESERVE AMOUNT" means an amount equal to $100,000,000 less the cumulative amount of Capital Expenditures listed on the Monthly Compliance Schedule for the period April 1, 2006 through December 31, 2006.

         "SEC" has the meaning assigned to it in Section 6.2.3.

         "SECURITY" means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

         "SECURITY AGREEMENT" has the meaning assigned to it in Section 3.1.

         "SECURITY DOCUMENTS" means the Security Agreement, any Guaranty Agreement, any Deposit Account Control Agreement, the Assignment of Key Man Life Insurance Policy and any other agreement, instrument or document executed and delivered by any Credit Party in connection with the creation, attachment and perfection of a Lien upon the property of any such Credit Party to secure or otherwise provide credit support for the Obligations.

         "SELL" means , with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a sale and leaseback transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun "Sale" have correlative meanings.

         "SOLVENT" means , with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STOCK" means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

         "STOCK EQUIVALENTS" means all Securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

         "STOCK OPTION PLAN" has the meaning assigned to it in Section 2.3.3.

         "SUBSEQUENT ADVANCE" has the meaning assigned to it in Section 5.2.

         "SUBSIDIARY" means , with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person.

         "TAXES" means taxes, levies, imposts, deductions, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

         "TAX AFFILIATE" means (a) Borrower and its Subsidiaries and (b) any Affiliate of Borrower with which Borrower files or is eligible to file consolidated, combined or unitary tax returns.

         "TAX RETURNS" has the meaning assigned to it in Section 4.18.

         "TERM LOAN" has the meaning assigned to it in Section 2.1.

         "TITLE IV PLANS" means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

         "TRANSFER" has the meaning assigned to it in Section 8.11.

         "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

         "WITHDRAWAL LIABILITY" means , at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

         "WORKING CAPITAL" means as to any Person, for any date of determination, the current assets of such Person and its consolidated Subsidiaries minus the current liabilities of such Person and its consolidated Subsidiaries.

         "WORKING CAPITAL ADJUSTMENT" means, for any period, the amount (which may be a negative number) by which Working Capital as of the beginning of the period exceeds (or is less than) Working Capital as of the end of such period.